UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

HYCROFT MINING HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38387	82-2657796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 3030 Winnemucca, Nevada	89446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 304-0260

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	HYMCL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 12, 2025, Hycroft Mining Holding Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BMO Capital Markets and Paradigm Capital Inc., which acted as joint book-running managers for the offering (the “Underwriters”), in connection with its previously announced public offering of 12,500,000 units of the Company (the “Units”) at a public offering price of $3.50 per Unit (the “Offering”). Each Unit consists of one share of common stock of the Company and one-half of one common stock purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable to purchase one share of common stock of the Company at a price of $4.20 per share, exercisable for a period of 36 months. The shares of common stock and Warrants were issued separately but could only be purchased together in the Offering. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,875,000 Units, shares of common stock and/or Warrants, at the Underwriters’ discretion.

The Offering was made pursuant to a Registration Statement (No. 333-279292) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on May 10, 2024, and declared effective on May 31, 2024, and the prospectus supplement filed on June 12, 2025.

On June 12, 2025, the Underwriters partially exercised their over-allotment option to purchase 937,500 Warrants. The Offering closed on June 13, 2025, and the Company received net proceeds of $40,704,937.50, after deducting underwriting discounts but before deducting estimated expenses payable by it in connection with the Offering. The Company intends to use the net proceeds for further exploration, working capital and general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Anthony, Linder & Cacomanolis, PLLC, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Units, common stock and the Warrants in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Warrant Agency Agreement

On June 13, 2025, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Continental Stock Transfer and Trust Company, who will act as warrant agent for the Company in connection with the Warrants issued in the Offering. A copy of the Warrant Agency Agreement and the form of Warrant included therein are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on June 12, 2025. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement dated June 12, 2025, by and between Hycroft Mining Holding Corporation and BMO Capital Markets and Paradigm Capital Inc.
4.1	Warrant Agency Agreement dated June 13, 2025, by and between Hycroft Mining Holding Corporation and Continental Stock Transfer and Trust Company.
4.2	Form of Warrant dated June 12, 2025.
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC
23.1	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1)
99.1	Press Release announcing pricing of the Offering on June 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2025	Hycroft Mining Holding Corporation

	By:	/s/ Rebecca A. Jennings
Rebecca A. Jennings
Senior Vice President and General Counsel